FREE WRITING PROSPECTUS Dated January 13, 2011	Filed Pursuant to Rule 433 Registration No. 333-167044 Registration No. 333-167044-01

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer, the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-221-1037.

NEW ISSUE	: $1.25bln Ally Auto Floorplan (AMOT) 2011-1		*PRICING DETAILS*
CLASS A JOINT BOOKRUNNERS	: CS, BofAML, DB	Format:	Class A is SEC REG
CLASS B&C SOLE BOOKRUNNER	: CS		Classes B&C are 144A
CO-MANAGERS	: BMO, BNS, MS, RBC, SG

CLS	$AMT(mm)	M/S&P	WAL	L.FINAL	BNCH+SPRD	CPN	%Yld	$PX
A1	500.000	Aaa/AAA	2.99	01/15/16	1mL+ 87	100-00
A2	750.000	Aaa/AAA	2.99	01/15/16	IntS+ 87	2.15	2.160	999.99903
B	114.890	Aa2/AA	2.99	01/15/16	*** CALL DESK ***
C	87.316	A1/A	2.99	01/15/16	*** CALL DESK ***
D	91.912	Baa2/BBB	2.99	**** **** NOT OFFERED **** ****

Expected Settle	: 01/20/11	ERISA Eligible	: Yes
Expected Ratings	: Moody’s / S&P	Timing	: Priced
First Pay Date	: 02/15/11	Ticker	: AMOT
Class A1 & A2	: Sized to Demand	Min Denoms	: $100k by $1k
NetRoadshow Dets	: www.netroadshow.com	Entry Code	: 11AMOT110
Bill & Deliver	: CS